Media Contact:	Investor Contact:

Barbara Henderson SVP, Worldwide Corp. Comm. (310) 203-2436	Andrew Speller VP, Investor Relations (310) 203-2462

HERBALIFE LTD. ANNOUNCES RECORD SECOND QUARTER RESULTS

•	Net Sales Increase 20.7 Percent to $639.7 Million

•	18th Consecutive Quarter Of Double-Digit Sales Growth

•	Record Net Sales Led By Accelerating Growth in the U.S., Mexico and Brazil

•	Second Quarter Reported Diluted Earnings Per Share was $1.01

•	Company Repurchased 1.8 million of its Common Shares

LOS ANGELES, August 5, 2008 — Herbalife Ltd. (NYSE: HLF) today reported its 18th consecutive quarter of double-digit sales growth with second quarter net sales of $639.7 million, an increase of 20.7 percent compared to the same period of 2007. For the quarter ended June 30, 2008, the company reported net income of $67.1 million, or $1.01 per diluted share, compared to $48.1 million, or $0.65 per diluted share in the second quarter of 2007, reflecting the record net sales, a lower effective tax rate, and accretion from our share repurchase program. Excluding the impact of $0.9 million of expenses associated with the company’s Realignment for Growth initiative in the second quarter of 2008 and an increase in tax reserves in second quarter 2007 of $0.6 million (1), adjusted diluted earnings per share in the second quarter of 2008 was $1.03 compared to the $0.64 in the second quarter of 2007, reflecting an increase of 60.9 percent.

“We continue to generate positive cash flow, expand margins and report record earnings per share,” said Chairman and Chief Executive Officer Michael O. Johnson.
“Our excellent quarter reflects our distributors’ confidence in our products and business opportunity as well as their hard work and commitment.”

The record net sales performance in the second quarter was attributable to strong growth from the company’s top 10 markets, which were cumulatively up 25.1 percent versus the same period in the prior year. Two of these top markets produced triple-digit net sales gains including, China, up 125.2 percent; and Venezuela, up 156.9 percent. Six of these top markets produced double-digit net sales gains including: the U.S., up 18.2 percent; Brazil, up 19.3 percent; Italy, up 26.4 percent; Taiwan, up 19.1 percent; South Korea, up 19.6 percent; and France, up 32.9 percent. Total net sales growth in the quarter benefited from a 759 basis point favorable impact from currency fluctuations.

During the second quarter 2008, total Sales Leaders (2) increased 11.8 percent to 411,614 and new Sales Leaders increased 10.9 percent to 62,225 versus the second quarter of 2007. The company’s President’s Team membership increased 11.8 percent to 1,118 members and its prestigious Chairman’s Club increased 12.9 percent to 35 members, in each case versus the second quarter of 2007.

The company produced cash flow from operations of $59.1 million during the second quarter of 2008, and invested $25.2 million in capital expenditures, primarily in technology investments to support improvements in distributor services. In addition, the company increased its share-repurchase program to $600 million and repurchased 1.8 million of its common shares for an aggregate cost of $76.5 million during the quarter. From the program’s inception in April, 2007, the company has repurchased 11.3 million shares at an aggregate cost of $460.0 million, representing approximately 15 percent of the fully diluted share base since the initial authorization. Net cash and cash equivalents at the end of the quarter were $162.4 and net debt was $208.5 million.

Richard Goudis, chief financial officer, said, “We generated significant cash flow again this quarter, while increasing operating margins to 14.8 percent when excluding expenses associated with the company’s Realignment for Growth initiative for the quarter (1). This cash flow supports our investment in capital spending, an expanded share repurchase program and our ongoing commitment to return value to shareholders while still internally funding distributor growth initiatives.”

Second Quarter 2008 Business Highlights

“We continue to expand our education, training and marketing-tools initiatives for our distributors and to create consumer awareness with branding activities, such as our ASYO sponsorship in the U.S., our LA Galaxy sponsorship – which has a worldwide impact – and more than 50 sponsorships and 25 sponsored athletes. These activities not only create brand recognition, they are a source of pride for our distributors. For example, at the Beijing Olympics, six of our Herbalife-sponsored competitors will be competing and Herbalife distributors around the world will be cheering them on,” said Johnson.

“Our large-scale events remain a major factor in both attracting new distributors and increasing the productivity and retention of current distributors,” concluded Johnson. “During the past six weeks the company hosted four extravaganzas: in Barcelona, Rio de Janerio, Mexico City and Bangkok, collectively meeting nearly 60,000 distributors. At these events, the company introduced new products, and provided motivation, training and social activities as well as recognition for the numerous distributors reaching new levels of achievement.”

The company recently announced that China’s Ministry of Commerce granted five additional licenses for Herbalife to conduct direct-selling business in the provinces of Beijing, Guangdong, Shandong, Zhejiang and Guizhou. All licenses are effective immediately, except Beijing which will be activated after the company opens service outlets. These licenses, combined with the company’s original direct-selling license in the Jiangsu province, bring the total number of provinces in which Herbalife can operate a direct-selling model to six.

See Schedule A – “Reconciliation of Non-GAAP Financial Measures” for more detail

Consumers and other distributors come into the stores to buy products and learn more about the business opportunity. Once a direct-selling license has been received for a province, sales representatives and sales employees are allowed to conduct business outside of the store in that particular province. As of July 20, 2008, Herbalife operates 91 stores in 30 provinces throughout China.

Regional Performance

				Growth		Growth
Region	Net Sales (Mil)	Growth (Y/Y)	New Sales Leaders	(Y/Y)	Total Sales Leaders	(Y/Y)
EMEA	$159.9	9.5%	8,522	-6.1%	69,832	-8.0%
Asia Pacific	$145.2	34.2%	19,234	37.8%	105,211	28.1%
North America	$133.2	16.9%	13,129	9.7%	80,277	16.1%
Mexico & Central America	$107.4	9.7%	8,643	-11.3%	73,747	-2.2%
South America	$94.0	46.6%	12,697	11.6%	82,547	26.0%

The Europe, Middle East and Africa (EMEA) region, the company’s largest region, reported net sales of $159.9 million in the second quarter of 2008, an increase of 9.5 percent versus the same period of 2007. However, excluding the benefit of currency fluctuations, net sales decreased 3.2 percent. The EMEA region realized double-digit net sales growth, including favorable currency fluctuations, in several of its top markets during the second quarter of 2008. Italy was up 26.4 percent; France, up 32.9 percent; Russia, up 40.4 percent; Netherlands, up 8.9 percent; and Switzerland up 5.2 percent, compared to the second quarter of 2007. These net-sales gains were partially offset by declines in other markets including Spain, down 4.6 percent; Germany, down 11.6 percent; and Portugal, down 49.5 percent. New Sales Leaders in the region, during the quarter ended June 30, 2008, decreased 6.1 percent versus June 30, 2007 to 8,522. Total Sales Leaders in the region, as of June 30, 2008, decreased 8.0 percent to 69,832 versus June 30, 2007.

The Asia Pacific region reported net sales of $145.2 million in the second quarter of 2008, up 34.2 percent over the same period of 2007. Excluding currency fluctuations, net sales increased 26.3 percent. The increase is attributable to net-sales growth in China, up 125.2 percent; Taiwan, up 19.1 percent; South Korea, up 19.6 percent; and Malaysia, up 97.7 percent, in each case as compared with the same period in 2007. New Sales Leaders in the region, during the quarter ended June 30, 2008, increased 37.8 percent versus June 30, 2007 to 19,234. Total Sales Leaders as of June 30, 2008 increased 28.1 percent to 105,211 versus June 30, 2007. These figures include China sales employees.

The North America region reported net sales of $133.2 million in the second quarter of 2008, up 16.9 percent versus the same period of 2007, driven by growth in the U.S. of 18.2 percent versus second quarter 2007. Excluding currency fluctuations, net sales increased 16.7 percent. New Sales Leaders in the region, during the quarter ended June 30, 2008, increased 9.7 percent versus June 30, 2007 to 13,129. Total Sales Leaders in the region, as of June 30, 2008, increased 16.1 percent to 80,277 versus June 30, 2007.

The Mexico and Central America region reported net sales of $107.4 million in the second quarter of 2008, up 9.7 percent versus the same period of 2007. Excluding currency fluctuations, net sales for the region increased 5.1 percent. Mexico, the largest market in the region, had a sales increase of 8.5 percent as compared with the same period in 2007. New Sales Leaders in the region, during the quarter ended June 30, 2008, decreased 11.3 percent versus June 30, 2007 to 8,643. Total Sales Leaders in the region, as of June 30, 2008, decreased 2.2 percent to 73,747 versus June 30, 2007.

The South America region reported net sales of $94.0 million in the second quarter of 2008, up 46.6 percent versus the same period of 2007. Excluding currency fluctuations, net sales increased 33.7 percent. The growth in the region was primarily attributable to double and triple digit growth in key markets including Venezuela, up 156.9 percent; Peru, up 117.6 percent; and the region’s largest market, Brazil, up 19.3 percent, in each case as compared with the same period in 2007. New Sales Leaders in the region, during the quarter ended June 30, 2008, increased 11.6 percent versus June 30, 2007, to 12,697. Total Sales Leaders in the region, as of June 30, 2008, increased 26.0 percent to 82,547 versus June 30, 2007.

Third Quarter 2008 and Full Year 2008 Guidance

Based on its first half results and current business trends, including the recent announcement regarding direct-selling licenses in five additional provinces in China, the company is raising its full year 2008 diluted earnings per share guidance to be in a range of $3.64 — $3.69 reflecting current foreign exchange rates and an effective tax rate of between 29.5 percent and 30.5 percent.

The company’s guidance for the third quarter of 2008 is diluted earnings per share of between $0.81- $0.84 reflecting an effective tax rate of between 33.0 percent and 34.0 percent. Third quarter capital expenditures are expected in the range of $25 million — $28 million, and full year 2008 capital expenditure guidance is between $100 million — $103 million.

Second Quarter Earnings Conference Call

On Wednesday, August 6, 2008 at 8 a.m. PDT (11 a.m. EDT), Herbalife’s senior management team will host an investor conference call to discuss its second quarter 2008 financial results and provide an update on current business trends.

The dial-in number for this conference call for domestic callers is (866) 804-3545 and the dial-in number for international callers is (703) 639-1326. Live audio of the conference call will be simultaneously webcast in the Investor Relations section of the company’s Web site at http://ir.herbalife.com. An audio replay will be available following the completion of the conference call in MP3 format or by dialing (866) 837-8032 (domestic callers) and (703) 925-2474 (international callers) and entering access code 839975. The webcast of the teleconference will be archived and available on Herbalife’s Web site.

About Herbalife Ltd.

Herbalife Ltd. is a global network marketing company that sells weight-management, nutrition, and personal care products intended to support a healthy lifestyle. Herbalife products are sold in 66 countries through a network of over 1.8 million independent distributors. The company supports the Herbalife Family Foundation and its Casa Herbalife program to bring good nutrition to children. Please visit Herbalife Investor Relations for additional financial information.

Disclosure Regarding Forward-Looking Statements

Except for historical information contained herein, the matters set forth in this press release are “forward-looking statements.” All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any projections of earnings, revenue or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning proposed new services or developments; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements may include the words, “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect,” or “anticipate” and any other similar words.

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed or incorporated by reference in our filings with the Securities and Exchange Commission. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, among others, the following:

•	our relationship with, and our ability to influence the actions of, our distributors;

•	adverse publicity associated with our products or network marketing organization;

•	uncertainties relating to interpretation and enforcement of recently enacted legislation in China governing direct selling;

•	our inability to obtain the necessary licenses to expand our direct selling business in China;

•	adverse changes in the Chinese economy, Chinese legal system or Chinese governmental policies;

•	improper action by our employees or international distributors in violation of applicable law;

•	changing consumer preferences and demands;

•	loss or departure of any member of our senior management team which could negatively impact our distributor relations and operating results;

•	the competitive nature of our business;

•	regulatory matters governing our products, including potential governmental or regulatory actions concerning the safety or efficacy of our products, and network marketing program including the direct selling market in which we operate;

•	risks associated with operating internationally, including foreign exchange and devaluation risks;

•	our dependence on increased penetration of existing markets;

•	contractual limitations on our ability to expand our business;

•	our reliance on our information technology infrastructure and outside manufacturers;

•	the sufficiency of trademarks and other intellectual property rights;

•	product concentration;

•	our reliance on our management team;

•	uncertainties relating to the application of transfer pricing, duties, value added taxes and similar tax regulations;

•	taxation relating to our distributors;

•	product liability claims; and

•	whether we will purchase any of our shares in the open markets or otherwise.

RESULTS OF OPERATIONS:

Herbalife Ltd.
Consolidated Statements of Income
(Unaudited)
(In thousands, except per share data)

	Quarter Ended		Six Months Ended

	6/30/2008	6/30/2007	6/30/2008	6/30/2007

North America	$133,234	$113,831	$251,825	$218,346
Mexico & Central America	107,361	97,913	204,998	193,845
South America	94,032	64,120	196,034	125,013
EMEA	159,856	146,038	317,869	289,236
Asia Pacific	145,217	108,198	273,411	211,759

Worldwide net sales	639,700	530,100	1,244,137	1,038,199
Cost of Sales	128,049	111,361	245,715	218,644

Gross Profit	511,651	418,739	998,422	819,555
Royalty Overrides	215,300	188,509	428,020	368,769
SGA	203,113	152,157	387,513	301,585

Operating Income	93,238	78,073	182,889	149,201
Interest Expense — net	3,167	2,274	6,957	4,478

Income before income taxes	90,071	75,799	175,932	144,723
Income Taxes	22,991	27,690	46,485	55,434
Net Income	$67,080	$48,109	$129,447	$89,289

Basic Shares	64,282	70,616	64,301	71,180
Diluted Shares	66,110	73,990	66,559	74,491

Basic EPS	$1.04	$0.68	$2.01	$1.25

Diluted EPS	$1.01	$0.65	$1.94	$1.20

Herbalife Ltd.
Consolidated Balance Sheets
(In thousands)

	Jun 30,	Dec 31,
	2008	2007
	(Unaudited)
ASSETS
Current Assets:
Cash & cash equivalents	$162,386	$187,407
Inventory, net	132,956	128,648
Other current assets	217,804	171,041

Total Current Assets	513,146	487,096

Property and equipment, net	149,148	121,027
Other Assets	48,025	37,583
Goodwill	111,312	111,477
Intangible assets, net	310,060	310,060

Total Assets	$1,131,691	$1,067,243

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$42,941	$35,377
Royalty Overrides	128,736	127,227
Accrued expenses	172,250	168,150
Current portion of long term debt	13,592	4,661
Income taxes payable	10,342	28,604
Other current liabilities	27,843	11,599

Total Current Liabilities	395,704	375,618

Long-term debt, net of current portion	357,259	360,491
Other long-term liabilities	148,921	148,890

Total Liabilities	901,884	884,999

Shareholders’ equity:
Common shares	127	129
Additional paid in capital	192,360	160,872
Accumulated other comprehensive loss	(3,796)	(3,947)
Retained earnings	41,116	25,190

Total Shareholders’ Equity	229,807	182,244

Total Liabilities and Shareholders’ Equity	$1,131,691	$1,067,243

Herbalife Ltd
New Sales Leaders by Region
(Unaudited)

	Three Month Ended			Six Month Ended
	6/30/2008	6/30/2007	% chg	6/30/2008	6/30/2007	% chg

EMEA	8,522	9,079	-6.1%	15,055	16,721	-10.0%
North America	13,129	11,963	9.7%	22,139	20,971	5.6%
Mexico and Central America	8,643	9,740	-11.3%	16,287	16,921	-3.7%
South America	12,697	11,374	11.6%	25,188	20,251	24.4%
Asia Pacific (excluding China)	11,367	10,311	10.2%	20,144	19,665	2.4%

Sub-total Supervisors	54,358	52,467	3.6%	98,813	94,529	4.5%
China Sales Employees	7,867	3,645	115.8%	12,217	5,809	110.3%

Worldwide Sales Leaders	62,225	56,112	10.9%	111,030	100,338	10.7%

Herbalife Ltd
Total Sales Leaders by Region
(Unaudited)

	6/30/2008	6/30/2007	% chg

EMEA	69,832	75,884	-8.0%
North America	80,277	69,126	16.1%
Mexico and Central America	73,747	75,371	-2.2%
South America	82,547	65,522	26.0%
Asia Pacific (excluding China)	70,885	69,320	2.3%

Sub-total Supervisors	377,288	355,223	6.2%
China Sales Employees	34,326	12,839	167.4%

Worldwide Sales Leaders	411,614	368,062	11.8%

Note: We refer to supervisors who qualified in 65 countries under our traditional marketing plan plus China sales employees collectively as ‘Sales Leaders’.

Herbalife Ltd
Volume Points by Region
(Unaudited)

	Three Month Ended			Six Month Ended
	6/30/2008	6/30/2007	% chg	6/30/2008	6/30/2007	% chg

EMEA	128,960	136,451	-5.5%	266,064	276,896	-3.9%
North America	205,315	175,138	17.2%	383,418	337,339	13.7%
Mexico and Central America	161,665	155,221	4.2%	316,390	309,967	2.1%
South America	102,308	90,506	13.0%	214,550	173,608	23.6%
Asia Pacific	143,823	113,700	26.5%	270,820	223,910	21.0%

Worldwide Volume Points	742,071	671,016	10.6%	1,451,242	1,321,720	9.8%

SUPPLEMENTAL INFORMATION

SCHEDULE A: RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

2Q 2008 vs. 2Q 2007

The following is a reconciliation of net income, presented and reported in accordance with U.S.
generally accepted accounting principles, to net income adjusted for certain items:

	Three Months Ending

	6/30/2008	6/30/2007

Net income, as reported	$67,080	$48,109
Tax benefit resulting from an international income tax audit settlement	—	(609)
Expenses associated with realignment for growth initiative	859	-

Net income, as adjusted	$67,939	$47,500

The following is a reconciliation of diluted earnings per share, presented and reported in accordance with U.S. generally accepted accounting principles, to diluted earnings per share adjusted for certain items:

	Three Months Ending

	6/30/2008	6/30/2007

Diluted earnings per share, as reported	$1.01	$0.65
Tax benefit resulting from an international income tax audit settlement	-	(0.01)
Expenses associated with realignment for growth initiative	0.02	-

Diluted earnings per share, as adjusted	$1.03	$0.64

.

SUPPLEMENTAL INFORMATION

SCHEDULE A: RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

YTD 2008 vs. YTD 2007

The following is a reconciliation of net income, presented and reported in accordance with U.S.
generally accepted accounting principles, to net income adjusted for certain items:

	Six Months Ending

	6/30/2008	6/30/2007

Net income, as reported	$129,447	$48,109
Tax benefit resulting from an international income tax audit settlement	—	(609)
Expenses associated with realignment for growth initiative	1,071	989
Increase in tax reserves	—	3,565

Net income, as adjusted	$130,518	$93,234

The following is a reconciliation of diluted earnings per share, presented and reported in accordance with U.S. generally accepted accounting principles, to diluted earnings per share adjusted for certain items:

	Six Months Ending

	6/30/2008	6/30/2007

Diluted earnings per share, as reported	$1.94	$1.20
Tax benefit resulting from an international income tax audit settlement	—	(0.01)
Expenses associated with realignment for growth initiative	0.02	0.01
Increase in tax reserves	—	0.05

Diluted earnings per share, as adjusted	$1.96	$1.25

SUPPLEMENTAL INFORMATION

SCHEDULE A: RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

Q2 2008 vs. Q2 2007 and YTD 2008 vs. YTD 2007

The following is a reconciliation of operating income and operating margin, presented and reported in accordance with U.S. generally accepted accounting principles, to operating income and operating margin adjusted for certain items:
	Three Months Ending

	6/30/2008	6/30/2007

Operating Income, as reported	$93,238	$78,073
Expenses associated with realignment for growth initiative	1,422	-

Operating Income, as adjusted	$94,660	$78,073
Net Sales	$639,700	$530,100
Operating Margin, as adjusted	14.8%	14.7%

The following is a reconciliation of operating income and operating margin, presented and reported in accordance with U.S. generally accepted accounting principles, to operating income and operating margin adjusted for certain items:
	Six Months Ending

	6/30/2008	6/30/2007

Operating Income, as reported	$182,889	$149,201
Expenses associated with realignment for growth initiative	1,773	1,666

Operating Income, as adjusted	$184,662	$150,867
Net Sales	1,244,137	1,038,199
Operating Margin, as adjusted	14.8%	14.5%

SCHEDULE B: FINANCIAL GUIDANCE

2008 Guidance
For the Three Months ending September 30, 2008 and Twelve Months Ending December 31, 2008
	Three Months Ending		Twelve Months Ending
	September 30, 2008		December 31, 2008
	Low	High	Low	High
Net sales growth vs. 2007	15%	17%	15%	17%
EPS (1) (2)	$0.81	$0.84	$3.64	$3.69
Cap Ex ($ mm’s)	$25MM	$28MM	$100MM	$103MM
Effective Tax Rate	33.0%	34.0%	29.5%	30.5%
(1) Excludes the impact of expenses expected to be incurred in 2008 relating to the company’s realignment for growth initiative.
(2) Excludes any accretion/dilution impact should the company elect to repurchase the remaining $140 million of its $600MM share repurchase program

SCHEDULE C: NET SALES OF TOP 10 COUNTRIES

		Q2	% of			Q2	% of
		2008	Total			2007	Total
1	USA	$127.7	20.0%	1	USA	$108.1	20.4%
2	Mexico	$102.8	16.1%	2	Mexico	$94.7	17.9%
3	China	$38.8	6.1%	3	Brazil	$32.3	6.1%
4	Brazil	$38.5	6.0%	4	Taiwan	$27.3	5.1%
5	Italy	$32.7	5.1%	5	Italy	$25.9	4.9%
6	Taiwan	$32.5	5.1%	6	China	$17.2	3.2%
7	Venezuela	$24.9	3.9%	7	Japan	$17.0	3.2%
8	South Korea	$20.3	3.2%	8	South Korea	$17.0	3.2%
9	Japan	$17.6	2.8%	9	Spain	$15.9	3.0%
10	France	$16.1	2.5%	10	France	$12.1	2.3%

	Total of Top 10	$451.9	70.6%		Total of Top 10	$367.5	69.3%

TOTAL NET SALES		$639.7	100.0%	TOTAL NET SALES		$530.1	100.0%